Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-4 of our report dated February 28, 2023 (as amended) relating to the financial statements of Ares Acquisition Corporation, appearing in the proxy statement/prospectus, which is a part of this Registration Statement, and to the reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 9, 2023